                                                                     EXHIBIT 4.2


CERTIFICATE                                                    NUMBER OF SHARES
NO.
   -------                                                     ----------------


                          ORIENTAL FINANCIAL GROUP INC.


                           Incorporated under the Laws
                       of the Commonwealth of Puerto Rico

         ___% NONCUMULATIVE MONTHLY INCOME PREFERRED STOCK, SERIES A
                            ($1.00 PAR VALUE PER SHARE)

         This is to certify that ______________________ is the registered holder of ____________________ (_________) of fully paid and non-assessable shares of Noncumulative Monthly Income Preferred Stock, Series A of Oriental Financial Group Inc. (the "Company"), transferable only on the books of the Company by the holder hereof in person or by its duly authorized attorney upon surrender of this Certificate properly endorsed.

         Witness the seal of the Company and the signatures of its duly authorized officers.

Dated:  ______________                            ORIENTAL FINANCIAL GROUP INC.

  [CORPORATE SEAL]

                                                  -----------------------------
                                                  President and Chief Executive
                                                            Officer


                                                  -----------------------------
                                                           Secretary


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                          ORIENTAL FINANCIAL GROUP INC.

                  The shares represented by this Certificate are subject to limitation and restrictions as set forth in the Amended and Restated Certificate of Incorporation and By-laws of the Company, as from time to time amended. The Amended and Restated Certificate of Incorporation is on file in the office of the Secretary of State of the Commonwealth of Puerto Rico, San Juan, Puerto Rico, and the Amended and Restated Certificate of Incorporation and the By-laws are on file with the Secretary of the Company at the Company's principal offices. The Amended and Restated Certificate of Incorporation of the Company authorizes the Company to issue more than one class of stock which may be issued in one or more series. The Company will furnish to any stockholder upon request and without charge a full statement of the powers, designation, preferences and relative participating, optional or other special rights of the __% Noncumulative Monthly Income Preferred Stock, Series A, evidenced by this Certificate and of each other class of stock or shares which the Company is authorized to issue and the qualifications, limitations or restrictions of such preferences and rights. Any request should be made with the Secretary of the Company.

                  For value received, _________________________________ hereby sell, assign and transfer unto


         PLEASE INSERT SOCIAL SECURITY OR OTHER
                  IDENTIFYING NUMBER OF ASSIGNEE

         - - - - - - - - - - - - -
         [                       ]
         - - - - - - - - - - - - -     - - - - - - - - - - - - - - - -

         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Shares

         of the __% Noncumulative Monthly Income Preferred Stock, Series A, represented by this Certificate, and do hereby irrevocably constitute and appoint



         - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - Attorney
         to transfer the said stock on the books of the Company with full power of substitution in the premises.



         Dated: ________






                                                   - - - - - - - - - - - - - - -
                                                   NOTICE: THE SIGNATURE(S) OF
                                                   THIS ASSIGNMENT MUST
                                                   CORRESPOND WITH THE NAMES(S)
                                                   AS WRITTEN UPON THE FACE OF
                                                   THE CERTIFICATE IN EVERY
                                                   PARTICULAR, WITHOUT
                                                   ENLARGEMENT OR ANY CHANGE
                                                   WHATSOEVER.